                                                                    Exhibit 99.1


                                                 FOR INVESTOR RELATIONS CONTACT:
                                                              INVESTOR RELATIONS
                                                                  (650) 314-1000
                                                                 ir@catapult.com

                 CATAPULT COMMUNICATIONS REPORTS RECORD REVENUES
                  AND INCOME FOR SECOND QUARTER OF FISCAL 2004

Mountain View, CA--April 15, 2004--Catapult Communications Corporation (Nasdaq:
CATT) today reported record quarterly revenues and net income for its second fiscal quarter ended March 31, 2004. Total revenues for the quarter were $17.2 million, a 23 percent increase over revenues of $14.0 million reported in the second quarter of fiscal 2003. Net income for the second fiscal quarter was a record $4.5 million or $0.32 per diluted share. This compares to net income of $1.7 million or $0.13 per diluted share in the second fiscal quarter of 2003.

Strong positive cash flow improved the Company's cash and short-term investment position to $38.2 million, a $5.2 million increase over the first quarter of fiscal year 2004.

"As a result of purchases by Japanese customers ahead of their March 31 fiscal year end, our second quarter is typically the strongest of our fiscal year," said Dr. Richard A. Karp, Catapult's Chairman and CEO. "This year, for the second quarter in a row, we saw increased demand in all our major regions: North America, Europe and Japan. This increase was not fully reflected in revenue in the second quarter because we gave shipping priority to Japanese fiscal year end orders. As a result, 65 percent of our revenue in the second fiscal quarter was generated in Japan, but we entered the third quarter with an uncharacteristic backlog of North American and European orders."

BUSINESS OUTLOOK
"Our third fiscal quarter is historically sequentially lower due to slower sales in Japan following their fiscal year end," Karp continued. "We currently expect that our revenues in the third fiscal quarter will be $13.5 million, a 27 percent increase from the $10.6 million in the same quarter of fiscal 2003, and that our diluted net income per share will be $0.15, a 50 percent improvement from our net income of $0.10 per diluted share in the same quarter last year."

Catapult Communications will discuss its second quarter results on a conference call today, beginning at 5:15 p.m. Eastern/2:15 p.m. Pacific. The toll-free access number for the call is (800) 299-7635. International and local participants can dial (617) 786-2901. Please reference Catapult Communications or reservation number 20640910. The conference call will also be available on the Internet from the Investor section of the Company's website at www.catapult.com.

An online replay of this teleconference will be available on the Company's website. A digital recording will also be available two hours after the completion of the conference call until April 29, 2004. For access, please dial
(888) 286-8010 or (617) 801-6888 and enter reservation number 74941353.

ABOUT CATAPULT

Catapult Communications is a leading supplier of advanced digital telecom test systems to global equipment manufacturers and service providers. The Catapult DCT2000(R) and MGTS(R) systems deliver superior high-end test solutions for hundreds of protocols and variants, spanning 3G, VoIP, GPRS, SS7, Intelligent Network, ATM, ISDN and other network environments.

Catapult is headquartered at 160 South Whisman Road, Mountain View, CA. 94041.
Tel: 650-960-1025. International offices are located in the U.K., Germany, France, Finland, Canada, Japan and Australia.

FORWARD LOOKING STATEMENTS

The statement in this press release regarding the Company's expected revenues and net income for its third fiscal quarter is a forward-looking statement. This statement is subject to various risks and uncertainties that could cause actual results to differ from those forecasted. Such risks include the Company's dependence on a limited number of customers and the resulting effect of delays or cancellations by such customers of their orders; inability by the Company to meet its production and/or product development schedules; the demand for telecommunications equipment in general, and, in particular, for software-based telecommunications test systems; and new and enhanced product offerings by competitors. For other factors that may cause actual results to differ from those projected, please refer to the Company's Form 10-K, Forms 10-Q and other filings with the Securities and Exchange Commission.

                                       ###

                       CATAPULT COMMUNICATIONS CORPORATION
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                (In thousands, except share and per share data)
                                   (unaudited)

                                        For the three months ended   For the six months ended
                                                  March 31,                   March 31,
                                             2004          2003          2004          2003
                                          --------      --------      --------      --------
Revenues:
  Products                                $ 13,931      $ 11,513      $ 22,352      $ 19,498
  Services                                   3,311         2,523         5,939         4,923
                                          --------      --------      --------      --------
    Total revenues                          17,242        14,036        28,291        24,421
                                          --------      --------      --------      --------

Cost of revenues:
  Products                                   1,565         1,792         2,566         3,169
  Services                                     911           761         1,631         1,458
  Amortization of purchased technology         172           172           343           343
                                          --------      --------      --------      --------
    Total cost of revenues                   2,648         2,725         4,540         4,970
                                          --------      --------      --------      --------
Gross profit                                14,594        11,311        23,751        19,451
                                          --------      --------      --------      --------

Operating expenses:
  Research and development                   3,068         3,695         5,720         7,063
  Sales and marketing                        4,661         3,808         8,611         7,330
  General and administrative                 1,779         1,550         3,455         3,563
                                          --------      --------      --------      --------
    Total operating expenses                 9,508         9,053        17,786        17,956
                                          --------      --------      --------      --------

Operating income                             5,086         2,258         5,965         1,495

Interest income                                185           212           379           411
Interest expense                               (87)          (87)         (175)         (175)
Other income (expense)                          58           (66)          162           740
                                          --------      --------      --------      --------

Income before income taxes                   5,242         2,317         6,331         2,471

Provision for income taxes                     712           649           886           692
                                          --------      --------      --------      --------
Net income                                $  4,530      $  1,668      $  5,445      $  1,779
                                          ========      ========      ========      ========

Net income per share:
  Basic                                   $   0.35      $   0.13      $   0.42      $   0.14
                                          ========      ========      ========      ========
  Diluted                                 $   0.32      $   0.13      $   0.39      $   0.13
                                          ========      ========      ========      ========

Shares used in per share calculation:
  Basic                                     13,000        12,984        12,952        13,068
                                          ========      ========      ========      ========
  Diluted                                   14,570        13,112        14,425        13,203
                                          ========      ========      ========      ========

                       CATAPULT COMMUNICATIONS CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                      March 31,  September 30,
                                                        2004        2003
                                                     --------     --------
                                                    (unaudited)
         ASSETS

Current Assets:
  Cash and cash equivalents                          $ 18,847     $ 11,770
  Short-term investments                               19,342       18,901
  Accounts receivable, net                             12,975       10,598
  Inventory                                             2,900        2,325
  Other current assets                                  4,612        3,503
                                                     --------     --------
          Total current assets                         58,676       47,097

Property and equipment, net                             2,875        3,384
Goodwill and other intangibles                         54,977       55,487
Other assets                                            1,122        1,121
                                                     --------     --------
          Total assets                               $117,650     $107,089
                                                     ========     ========

      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable and accrued liabilities           $ 10,057     $  7,218
  Deferred revenue                                      6,466        5,576
  Convertible notes payable                            17,470       17,674
                                                     --------     --------
          Total current liabilities                    33,993       30,468

          Total stockholders' equity                   83,657       76,621
                                                     --------     --------
          Total liabilities and
            stockholders' equity                     $117,650     $107,089
                                                     ========     ========